AMENDMENT NO. 8 TO CREDIT AGREEMENT

AMENDMENT NO. 8 (this “Amendment”), dated as of October 15, 2021, to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule 2 hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent, as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1 to Credit Agreement, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2 to Credit Agreement, dated as of September 21, 2017, Amendment No. 3 to Credit Agreement, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, Amendment No. 4 to Credit Agreement, dated as of September 19, 2019, Amendment No. 5 to Credit Agreement, dated as of October 18, 2019, and Amendment No. 6 to Credit Agreement and Consent No. 3, dated as of August 27, 2020, Amendment No. 7 to Credit Agreement, dated as of October 16, 2020, and Consent No. 4, dated as of March 30, 2021 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Recitals

I.       Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.       For purposes of this Amendment (i) “Existing Fund” means each Fund which appears on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date, (ii) “Continuing Fund” means each Existing Fund which appears on Schedule 2 to this Amendment, (iii) “Departing Fund” means each Existing Fund other than a Continuing Fund, (iv) “New Fund” means each Series which does not appear on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date and which does appear on Schedule 2 to this Amendment, (v) “Existing Borrower” means each Borrower immediately prior to the Amendment Effective Date, (vi) “Continuing Borrower” means an Existing Borrower that will be a Borrower on the Amendment Effective Date, (vii) “Departing Borrower” means an Existing Borrower other than a Continuing Borrower, (viii) “New Borrower” means a Borrower (other than an Existing Borrower) on the Amendment Effective Date, and (ix) “Amendment Borrowers” means each Continuing Borrower and each New Borrower.

III.       The Amendment Borrowers desire to amend the Credit Agreement and the Agent and the Required Banks have agreed thereto, in each case upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

  “Corresponding Loan Amount” has the meaning assigned to such term in Section 7.11.

  “Erroneous Payment” has the meaning assigned to such term in Section 7.11.

  “Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 7.11.

  “Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 7.11.

  “Payment Recipient” has the meaning assigned to such term in Section 7.11.

2.                  The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “October 15, 2021” with the date “October 14, 2022”.

3.                  Article 7 of the Credit Agreement is hereby amended by inserting a new Section 7.11 as follows:

SECTION 7.11. Erroneous Payments. (a) If the Agent notifies a Bank, or any Person who has received funds on behalf of a Bank (any such Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent, and such Payment Recipient shall (and shall cause any other Payment Recipient who received such funds on its behalf to) promptly, but in no event later than one (1) Domestic Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this paragraph shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of

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principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Agent to the contrary.

(b)        Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Bank from any source, against any amount due to the Agent under the immediately preceding paragraph or under the indemnification provisions of this Agreement.

(c)        For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Agent after demand therefor in accordance with the provisions of this Section 7.11, (i) the Agent may elect, in its sole discretion on written notice to such Bank, that all rights and claims of such Bank with respect to the Loans or other Obligations owed to it up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Agent upon such election; after such election, the Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five (5) Domestic Business Days’ written notice to such Bank, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank, and (ii) each party hereto agrees that, except to the extent that the Agent has sold such Loan, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights of such Bank with respect to the Erroneous Payment Return Deficiency (such rights, the “Erroneous Payment Subrogation Rights”).

(d)        The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from such Borrower for the purpose of making such Erroneous Payment.

(e)        To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and each hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

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(f)        Each party’s obligations, agreements and waivers under this Section 7.11 with respect to the making of any Erroneous Payment shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

4.                  Article IX of the Credit Agreement is hereby amended to add a new Section 9.16 as follows:

SECTION 9.16 Acknowledgement Regarding any Supported QFCs. To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Financial Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under such Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b)        As used in this Section 9.16, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

5.                  Schedule 2 to the Credit Agreement is hereby amended and restated in the form of Schedule 2 hereto.

6.                  Paragraphs 1 through 5 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)                the Agent shall have received from each Amendment Borrower and Required Banks either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Amendment Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Amendment Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Amendment Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Amendment Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) certifying that such Amendment Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since March 30, 2021 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

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(c)                the Agent shall have received a Federal Reserve Form U-1 with respect to each Amendment Borrower, in all respects satisfactory to the Agent;

(d)               the Agent shall have received an upfront fee in an amount equal to $127,000;

(e)                the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(f)                 the Agent shall have received (i) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date.

7.                  Each Amendment Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Amendment Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

8.                  In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

9.                  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic

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Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

10.              THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 8 to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED AS A COMPANY ON SCHEDULE 2 HERETO

By: /s/ Stephen J. Tate

Name: Stephen J. Tate

Title: Vice President and Chief Legal Officer

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STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By: /s/ Janet Nolin

Name: Janet Nolin

Title: Vice President

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Schedule 2

List of Companies, Funds and Fiscal Year End Date

Company	Fund	Fiscal Year End Date
Putnam Asset Allocation Funds	Putnam Dynamic Asset Allocation Balanced Fund	September 30
	Putnam Dynamic Asset Allocation Conservative Fund	September 30
	Putnam Dynamic Asset Allocation Growth Fund	September 30
	Putnam Income Strategies Portfolio	August 31
Putnam California Tax Exempt Income Fund	Putnam California Tax Exempt Income Fund	September 30
Putnam Convertible Securities Fund	Putnam Convertible Securities Fund	October 31
Putnam Diversified Income Trust	Putnam Diversified Income Trust	September 30
Putnam Large Cap Value Fund (f/k/a Putnam Equity Income Fund)	Putnam Large Cap Value Fund (f/k/a Putnam Equity Income Fund)	October 31

Company	Fund	Fiscal Year End Date
Putnam Funds Trust	Putnam Short Duration Bond Fund	October 31
	Putnam Fixed Income Absolute Return Fund	October 31
	Putnam Multi-Asset Absolute Return Fund	October 31
	Putnam Dynamic Asset Allocation Equity Fund	May 31
	Putnam Dynamic Risk Allocation Fund	May 31
	Putnam Emerging Markets Equity Fund	August 31
	Putnam Floating Rate Income Fund	February 28
	Putnam Focused Equity Fund	August 31
	Putnam Global Technology Fund	August 31
	Putnam Intermediate-Term Municipal Income Fund	November 30
	Putnam International Value Fund	June 30
	Putnam Mortgage Opportunities Fund	May 31
	Putnam Multi-Cap Core Fund	April 30
	Putnam Ultra Short Duration Income Fund	July 31
	Putnam Short-Term Municipal Income Fund	November 30
	Putnam Small Cap Growth Fund	June 30
Putnam Focused International Equity Fund (f/k/a Putnam Global Equity Fund)	Putnam Focused International Equity Fund (f/k/a Putnam Global Equity Fund)	October 31
Putnam Global Health Care Fund	Putnam Global Health Care Fund	August 31
Putnam Global Income Trust	Putnam Global Income Trust	October 31
Putnam High Yield Fund	Putnam High Yield Fund	November 30
Putnam Income Fund	Putnam Income Fund	October 31
Putnam International Equity Fund	Putnam International Equity Fund	June 30

Company	Fund	Fiscal Year End Date
Putnam Investment Funds	Putnam Government Money Market Fund	September 30
	Putnam Growth Opportunities Fund	July 31
	Putnam International Capital Opportunities Fund	August 31
	Putnam Sustainable Future Fund	April 30
	Putnam PanAgora Risk Parity Fund	August 31
	Putnam Research Fund	July 31
	Putnam Small Cap Value Fund	February 28
Putnam Massachusetts Tax Exempt Income Fund	Putnam Massachusetts Tax Exempt Income Fund	May 31
Putnam Minnesota Tax Exempt Income Fund	Putnam Minnesota Tax Exempt Income Fund	May 31
Putnam Money Market Fund	Putnam Money Market Fund	September 30
Putnam Sustainable Leaders Fund	Putnam Sustainable Leaders Fund	June 30
Putnam New Jersey Tax Exempt Income Fund	Putnam New Jersey Tax Exempt Income Fund	May 31
Putnam New York Tax Exempt Income Fund	Putnam New York Tax Exempt Income Fund	November 30
Putnam Ohio Tax Exempt Income Fund	Putnam Ohio Tax Exempt Income Fund	May 31
Putnam Pennsylvania Tax Exempt Income Fund	Putnam Pennsylvania Tax Exempt Income Fund	May 31
Putnam Tax Exempt Income Fund	Putnam Tax Exempt Income Fund	September 30
Putnam Tax-Free Income Trust	Putnam Strategic Intermediate Municipal Fund; f/k/a Putnam AMT-Free Municipal Fund	July 31
	Putnam Tax-Free High Yield Fund	July 31

Company	Fund	Fiscal Year End Date
Putnam Mortgage Securities Fund	Putnam Mortgage Securities Fund	September 30
Putnam Variable Trust	Putnam VT Multi-Asset Absolute Return Fund	December 31
	Putnam VT Mortgage Securities Fund	December 31
	Putnam VT Small Cap Growth Fund	December 31
	Putnam VT Diversified Income Fund	December 31
	Putnam VT Large Cap Value Fund (f/k/a Putnam VT Equity Income Fund)	December 31
	Putnam VT Global Asset Allocation Fund	December 31
	Putnam VT Focused International Equity Fund (f/k/a Putnam VT Global Equity Fund)	December 31
	Putnam VT Global Health Care Fund	December 31
	Putnam VT Growth Opportunities Fund	December 31
	Putnam VT High Yield Fund	December 31
	Putnam VT Income Fund	December 31
	Putnam VT International Equity Fund	December 31
	Putnam VT Emerging Markets Equity Fund	December 31
	Putnam VT International Value Fund	December 31
	Putnam VT Multi-Cap Core Fund	December 31
	Putnam VT Government Money Market Fund	December 31
	Putnam VT Sustainable Leaders Fund	December 31
	Putnam VT Sustainable Future Fund	December 31
	Putnam VT Research Fund	December 31
	Putnam VT Small Cap Value Fund	December 31
	Putnam VT George Putnam Balanced Fund	December 31
George Putnam Balanced Fund	George Putnam Balanced Fund	July 31
Putnam ETF Trust	Putnam Focused Large Cap Growth ETF	August 31
	Putnam Focused Large Cap Value ETF	August 31
	Putnam Sustainable Future ETF	August 31
	Putnam Sustainable Leaders ETF	August 31